Exhibit 99.1

Wells Fargo Bank, National Association Wells Fargo Securities, LLC 301 South College Street Charlotte, NC 28288

CONFIDENTIAL

December 14, 2012

The Laclede Group, Inc.

720 Olive Street

Saint Louis, Missouri 63101

Attention: Mark D. Waltermire, Chief Financial Officer

Re:	Project Hallmark-Commitment Letter

Ladies and Gentlemen:

You have advised Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, collectively with Wells Fargo Bank, the “Commitment Parties” or “we” or “us”) that The Laclede Group, Inc. (the “Borrower” or “you”) intends to acquire, directly or through subsidiaries or affiliates, from Southern Union Company (the “Seller”), a Delaware corporation and an indirect wholly-owned subsidiary of Energy Transfer Equity, L.P.: (i) Missouri Gas Energy, a division of the Seller (“MGE”; the acquisition of which is hereinafter referred to as the “MGE Acquisition”) and (ii) New England Gas Company, a division of the Seller (“NEG”; the acquisition of which is hereinafter referred to as the “NEG Acquisition” and collectively with the MGE Acquisition, the “Acquisitions”). MGE and NEG are hereinafter referred to each as an “Acquired Business” and collectively as the “Acquired Businesses”. The acquisition of each of the Acquired Businesses will be effected pursuant to separate purchase agreements between the Borrower and the Seller (respectively, the “MGE Acquisition Agreement” and the “NEG Acquisition Agreement”, and collectively, the “Acquisition Agreements”).

You have further advised us that the Borrower desires to establish a senior bridge term loan facility of up to $1,020,000,000 (“Facility”) as described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the “Term Sheet”), the proceeds of which would be used by the Borrower, in lieu of or in combination with Capital Markets Proceeds (as hereinafter defined and which Capital Markets Proceeds shall reduce the commitment hereunder on a dollar-for-dollar basis), to (a) finance the Acquisitions and (b) pay fees, commissions and expenses in connection with the Transactions (as defined below).

As used herein, the term “Transactions” means, collectively, the Acquisitions, the funding of the Facility and/or the transactions giving rise to the Capital Markets Proceeds (the “Permanent Financing”) and all related transactions and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the Term Sheet and the Conditions Annex attached hereto as Annex B (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”. The date on which both (i) the MGE Acquisition is consummated and (ii) the initial borrowing is made under the Facility is referred to as the “Closing Date”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include each Acquired Business after giving effect to the applicable Acquisition.

Project Hallmark Commitment Letter

1. Commitments. Upon the terms and subject to the conditions set forth in this Commitment Letter, Wells Fargo Bank is pleased to advise you of its commitment to provide to the Borrower 100% of the principal amount of the Facility (the “Commitment”). Upon the issuance of any Permanent Financing, the Commitment shall automatically be reduced by an amount equal to the Capital Market Proceeds from such issuance or incurrence. Unless otherwise agreed to by the parties, upon the date on which the MGE Acquisition is consummated without any borrowings under the Facility, the Commitment shall be automatically reduced to zero.

2. Titles and Roles. Wells Fargo Securities, acting alone or through or with affiliates selected by it, will act as the sole bookrunner and sole lead arranger (in such capacities, the “Lead Arranger”) in arranging and syndicating the Facility. Wells Fargo Securities shall secure commitments for the Facility from a syndicate of banks, financial institutions and other entities (such banks, financial institutions and other entities committing to the Facility including Wells Fargo Bank, the “Lenders”), reasonably acceptable to you upon the terms and subject to the conditions set forth in this Commitment Letter, provided that (x) financial institutions that are “Consenting Lenders” (as defined in that certain First Extension Agreement, dated as of August 17, 2012, among the Borrower, the banks party thereto and Wells Fargo Bank) and (y) certain lenders as agreed between you and us prior to the date hereof shall be deemed acceptable to you. The Commitment of Wells Fargo Bank hereunder will be reduced on a dollar-for-dollar basis by the amount of any corresponding commitments received through syndication from the other Lenders, provided that such Lenders shall have executed commitment letters on terms similar to the Commitment Letter or a definitive credit agreement, and otherwise in each case in form and substance reasonably acceptable to the Borrower. Wells Fargo Bank will act as the sole administrative agent (in such capacity, the “Administrative Agent”) for the Facility. The Lead Arranger and the Borrower shall agree upon any titles to award to other co-agents or arrangers who are Lenders that provide (or whose affiliates provide) commitments for the Facility (it being further agreed that each of the parties hereto shall, upon request of you or the Lead Arranger, execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such Lenders); provided that (i) Wells Fargo Securities will have “left” placement in all marketing materials and other documentation used in connection with the Facility and (ii) no other agent, co-agent or arranger (other than the Lead Arranger) will have rights in respect of the management of the syndication of the Facility (including, without limitation, in respect of “flex” rights under the Fee Letter, over which the Lead Arranger will have sole control).

3. Conditions to Commitment. The Commitment of Wells Fargo Bank and the undertakings of Wells Fargo Securities hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to each Commitment Party:

(a) your execution, delivery, and compliance with the terms and conditions of a letter dated the date hereof from the Commitment Parties to you (the “Fee Letter”) pursuant to which you agree to pay, or cause to be paid, to the Commitment Parties certain fees and expenses and to fulfill certain other obligations in connection with the Facility; and

(b) the satisfaction of all other conditions described in this Commitment Letter (including the Term Sheet).

Notwithstanding anything in this Commitment Letter (including each of the exhibits and annexes attached hereto), the Fee Letter, the Financing Documentation (as defined in the Conditions Annex) or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations (and related defaults) relating to the Borrower and its subsidiaries and their respective businesses and the Acquired Businesses, the accuracy of which shall be a condition to the availability of the Facility on the Closing Date (or, if applicable, thereafter in connection with the

Project Hallmark Commitment Letter

funding of the NEG Acquisition) shall be (A) such of the representations made by the Seller with respect to each Acquired Business in the applicable Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under such Acquisition Agreement, or to decline to consummate such Acquisition, as a result of any violation or inaccuracy of such representations in such Acquisition Agreement and (B) the Specified Representations (as defined below) and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the Facility on the Closing Date if the conditions set forth in this Commitment Letter are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties referred to in the Term Sheet relating to corporate existence and power of the Loan Parties (as defined in the Term Sheet); power and authority, due authorization, execution and delivery, enforceability and consents and approvals, in each case, related to the Loan Parties entering into and performance of the Financing Documentation; non-contravention of the Financing Documentation with the Loan Parties’ organizational documents or applicable law; no default created under any material contractual obligation or creation or imposition of any security interest or lien, in each case, related to the Loan Parties entering into and performance of the Financing Documentation; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (or, if applicable, thereafter in connection with the funding of the NEG Acquisition); accuracy of information; use of proceeds; status of the Facility as senior debt, Federal Reserve margin regulations; PATRIOT Act; OFAC; Foreign Corrupt Practices Act; and the Investment Company Act.

4. Syndication.

(a) The Lead Arranger reserves the right, both prior to and after the Closing Date, to syndicate all or a portion of the Commitment and you acknowledge and agree that the Lead Arranger intends to commence syndication efforts promptly following your acceptance of this Commitment Letter and the Fee Letter. The Lead Arranger may, at its option, conduct or conclude such syndication before or after the closing of the Facility. You agree to, and will use commercially reasonable efforts to, in accordance with the Acquisition Agreements, cause appropriate members of management of the Acquired Businesses and their respective affiliates to, assist us actively in achieving a syndication of the Facility that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your representatives and non-legal advisors to, and will use commercially reasonable efforts to, in accordance with the Acquisition Agreements, cause appropriate members of management of the Seller, the Acquired Businesses and their respective affiliates to, (i) provide promptly to the Commitment Parties and the other Lenders upon request all information reasonably deemed necessary by the Lead Arranger to assist the Lead Arranger and each Lender in their evaluation of the Transactions and to complete the syndication, (ii) make senior management of the Borrower and (to the extent reasonable and practical) appropriate members of management of the Acquired Businesses available to prospective Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arranger, one or more meetings with prospective Lenders, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arranger in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication, and (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arranger benefit materially from the existing lending relationships of the Borrower.

(b) Subject to paragraph 2 above and, in the case of any Private Lender (as defined below), the execution of a customary non-disclosure agreement or other customary confidentiality arrangements established by the Lead Arranger and, in each case, on terms reasonably satisfactory to you, the Lead Arranger and/or one or more of its affiliates will exclusively manage (subject to your consent which is not to be unreasonably withheld, conditioned or delayed) all aspects of the syndication of the Facility, including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the Lenders and the

Project Hallmark Commitment Letter

final allocations of the commitments and any related fees among the Lenders, and the Lead Arranger will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities. No Lender will receive compensation from you or any of your subsidiaries with respect to the Facility outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Facility and the Lead Arranger will have sole discretion with respect to the allocation and distribution of fees among the Lenders.

5. Information.

(a) You represent, warrant and covenant that (i) all information (other than the Projections, as defined below, and other forward-looking information and information of a general economic or industry specific nature) concerning the Borrower and its subsidiaries, the Transactions, and, to your knowledge, the Acquired Businesses, that has been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), taken as a whole is, and in the case of Information made available after the date hereof, will be complete and correct in all material respects and does not, and in the case of Information made available after the date hereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and (ii) all financial projections concerning the Borrower and its subsidiaries, and the Acquired Businesses, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made, it being understood that actual results may vary materially from the Projections. You agree that if at any time prior to the later of the Closing Date and the Successful Syndication (as defined in the Fee Letter) of the Facility, any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct in all material respects under those circumstances. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and, subject to the foregoing, the Projections. You acknowledge that the Commitment Parties may share with any of their respective affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to the Seller or the Acquired Businesses or any of their respective affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.

(b) You acknowledge that (i) the Commitment Parties on your behalf will make available the Information, Projections and other marketing materials and presentations, including confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders (“Public Lenders”; all other Lenders, “Private Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower, the Seller, the Acquired Businesses or their respective affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. At the request of the Lead Arranger, (A) you will assist, and cause your affiliates, advisors, and to the extent possible using commercially reasonable efforts, appropriate representatives of the Acquired Businesses to assist, the Lead Arranger in the preparation of Informational Materials to be used in connection with the syndication of the Facility to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”,

Project Hallmark Commitment Letter

and (C) you will identify and conspicuously mark any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders: (1) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (2) notifications of changes to Facility’s terms, (3) financial information regarding the Borrower and its subsidiaries (other than the Projections) and (4) other materials intended for prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and confirming the accuracy and completeness in all material respects of the information contained therein and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the accuracy and completeness in all material respects of the information contained therein and the absence of MNPI therefrom.

6. Indemnification. You agree to indemnify and hold harmless the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature (including reasonable legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Commitment Letter, the Transactions or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter, the Financing Documentation and the documentation for the Permanent Financing and the closing of the Transactions) or (ii) the use or the contemplated use of the proceeds of the Facility, and will reimburse each Indemnified Party for all out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnified Party’s own gross negligence, fraud or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further that any right Wells Fargo Securities, LLC has to indemnification hereunder shall be without duplication of any right to any indemnification it has in its advisory capacity pursuant to the M&A Advisory Letter (as defined herein). In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, the Seller, your or their equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equityholders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent, solely in the case of you, such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s material breach of its obligations hereunder or such Indemnified Party’s own gross negligence, fraud or willful misconduct. The Commitment Parties will only have liability to you (as opposed to any other person), and Wells Fargo Bank shall be liable solely in respect of its own Commitment on a several, and not joint, basis with any

Project Hallmark Commitment Letter

other Lender. No Indemnified Party will be liable to you, your affiliates or any other person for any special, indirect, consequential or punitive damages that may be alleged as a result of this Commitment Letter, the Fee Letter or any element of the Transactions. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means except to the extent it is determined by a final, nonappealable judgment of a court of competent jurisdiction that such damages have resulted from a willful breach of Section 8 hereof or any other confidentiality or non-disclosure agreement with you by such Indemnified Party. You shall not, without the prior written consent of each Indemnified Party affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

7. Expenses. You shall reimburse each of the Commitment Parties, from time to time on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses and due diligence expenses) of the Commitment Parties and all reasonable printing, reproduction, document delivery, travel, CUSIP, SyndTrak and communication costs incurred in connection with the syndication and execution of the Facility and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Fee Letter and the Financing Documentation.

8. Confidentiality.

(a) This Commitment Letter and the Fee Letter (collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed by you in whole or in part to any person without our prior written consent, except for (i) the disclosure hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have agreed to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions or (ii) upon the request or demand of any regulatory authority having jurisdiction over you or as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof); provided that you may disclose, after your acceptance of the Commitment Documents, (A) this Commitment Letter, but not the Fee Letter (other than with respect to the aggregate fees contemplated by the Fee Letter or a version of the Fee Letter as to which such fees have been redacted in a manner acceptable to the Lead Arranger), on a confidential basis to the board of directors, officers and advisors of the Seller in connection with their consideration of the Acquisitions, and (B) this Commitment Letter, but not the Fee Letter, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Facility in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Commitment Parties shall have the right to consult with you regarding any public announcement or public filing made by you or your representatives relating to the Facility or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

(b) Each Commitment Party agrees to treat confidentially all nonpublic information received by it from you or your affiliates and representatives in connection with the transactions contemplated hereby and only use such information for the purposes of providing the services contemplated by this Commitment Letter; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (i) to rating agencies with your prior consent,

Project Hallmark Commitment Letter

(ii) to any Lenders or participants or prospective Lenders or participants, provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, (iii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case such Commitment Party shall promptly notify you, in advance, to the extent permitted by law) so that you or your affiliates may seek a protective order or other appropriate remedy and, provided further, that regardless of whether such protective order or other appropriate remedy is obtained, such Commitment Party will only disclose that portion of the nonpublic information received by it from you or your affiliates and representatives that such Commitment Party is so required to disclose, (iv) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (v) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party (collectively, “Representatives”) who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, provided that such Commitment Party shall remain liable to you for any breach by its Representatives of such confidentiality obligations, (vi) to any of its respective affiliates (provided, that any such affiliate is advised of its obligation to retain such information as confidential, and such Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the transactions contemplated hereby, (vii) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or Representatives in breach of this Commitment Letter or is already in the possession of a Commitment Party or is not acquired from you or persons known by a Commitment Party to be in breach of an obligation of secrecy to you; and (viii) for purposes of establishing a “due diligence” defense. The provisions of this paragraph shall automatically terminate two years following the date of this Commitment Letter.

(b) The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of them is required to obtain, verify and record information that identifies you and any additional borrowers and guarantors under the Facility, which information includes your and/or their name and address, tax identification number and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act.

9. Other Services.

(a) Subject to the terms of the M&A Advisory Letter (as defined herein), nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Seller, the Acquired Businesses or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b) You acknowledge that the Lead Arranger and its affiliates (the term “Lead Arranger” as used in this paragraph being understood to include such affiliates), subject to the terms of the M&A Advisory Letter, (i) may be providing debt financing, equity capital or other services (including

Project Hallmark Commitment Letter

financial advisory services) to other entities or persons with which you, the Seller or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you the Seller or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

(c) In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Facility and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal under this Commitment Letter and not as a financial advisor, agent or fiduciary, for you or any of your affiliates, equityholders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party nor any of its affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party has advised or is currently advising you or your affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents and the M&A Advisory Letter, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party and their respective affiliates with respect to any breach or alleged breach of agency or fiduciary duty. In addition, you acknowledge that you have retained Wells Fargo Securities as a financial advisor (in such capacity, a “Financial Advisor”) in connection with the Acquisitions. You agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of Wells Fargo Securities as Financial Advisor and, on the other hand, the Commitment Parties and their respective affiliates’ relationships with you as described and referred to herein.

10. Acceptance/Expiration of Commitment.

(a) This Commitment Letter, the Commitment of Wells Fargo Bank and the undertakings of Wells Fargo Securities set forth herein shall automatically terminate at 5:00 p.m. (Eastern Time, Standard or Daylight, as applicable) on December 18, 2012 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Lead Arranger by such time.

(b) In the event this Commitment Letter is accepted by you as provided in the last paragraph of this Commitment Letter below, the Commitment of Wells Fargo Bank and the undertakings of Wells Fargo Securities set forth herein will automatically terminate without further action or notice upon the earliest to occur of (i) either the date on which the MGE Acquisition is consummated without any borrowings under the Facility, or the date on which both Acquisitions have been consummated with or without any borrowings under the Facility, (ii) the date of termination or express abandonment of the Acquisitions (including the termination of negotiations regarding the Acquisitions prior to the execution of definitive Acquisition Agreements), and (iii) 5:00 p.m. (Eastern Time, Daylight or Standard, as applicable) on the End Date (as defined in the Acquisition Agreements as in effect on the date hereof), if the closing of

Project Hallmark Commitment Letter

the MGE Acquisition shall not have occurred by such time; provided, however, such End Date shall be extended by thirty (30) day increments (up to an aggregate of one hundred twenty (120) days) pursuant to Section 9.1(e) of the Acquisition Agreements (as in effect on the date hereof) upon written notice of each such extension to the Lead Arranger from the Borrower.

11. Survival. The sections of this Commitment Letter relating to Indemnification, Expenses, Confidentiality, Other Services, Survival and Governing Law shall survive any termination or expiration of this Commitment Letter or the Commitment of Wells Fargo Bank or the undertakings of Wells Fargo Securities set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the Sections relating to Syndication and Information shall survive until completion of the syndication of the Facility.

12. Governing Law. This Commitment Letter and the Fee Letter, and any claim, controversy or dispute arising under or related thereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof. The parties hereby waive any right to trial by jury with respect to any claim or action arising out of this Commitment Letter or the Fee Letter. The parties hereto hereby agree that any suit or proceeding arising in respect of this Commitment Letter or the Fee Letter, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the Borough of Manhattan, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

13. Miscellaneous. This Commitment Letter and the Fee Letter embody the entire agreement among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof other than the letter, dated as of August 24, 2011 from Wells Fargo Securities to the Borrower, regarding the provision of certain advisory services to the Borrower in connection with the Acquisitions (the “M&A Advisory Letter”). Those matters that are not covered or made clear herein, in the Term Sheet, in the Conditions Annex or the Fee Letter are subject to mutual agreement of the parties. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letter. Subject to the right of the Commitment Parties to syndicate the Facility as set forth herein, this Commitment Letter and the Fee Letter shall not be assignable by you (or us) without the prior written consent of the Commitment Parties (or you), and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letter are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party. This Commitment Letter and the Fee Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter and the Fee Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This Commitment Letter and the Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties that specifically provides such with reference to this Commitment Letter or the Fee Letter, as applicable.

Project Hallmark Commitment Letter

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Lead Arranger, together with executed counterparts of the Fee Letter, by no later than the Acceptance Deadline.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Lawrence P. Sullivan
Name: Lawrence P. Sullivan
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Lindsay Offutt
Name: Lindsay Offutt
Title: Vice President

Project Hallmark Commitment Letter

The provisions of this Commitment Letter are accepted and agreed as of the date first above written:

THE LACLEDE GROUP, INC.

By:	/s/ Mark Waltermire
Name: Mark D. Waltermire
Title: Executive Vice President and Chief Financial Officer

Project Hallmark Commitment Letter

ANNEX A

$1,020,000,000

SENIOR BRIDGE FACILITY

SUMMARY OF PROPOSED TERMS AND CONDITIONS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	The Laclede Group, Inc. a Missouri corporation (the “Borrower”).

Sole Lead Arranger and Sole Bookrunning Manager:	Wells Fargo Securities, LLC will act as the sole lead arranger and sole bookrunning manager (in such capacity, the “Lead Arranger”).

Lenders:	Wells Fargo Bank, National Association and a syndicate of financial institutions and other entities (the “Lenders”).

Administrative Agent:	Wells Fargo Bank, National Association (in such capacity, the “Administrative Agent”).

Type and Amount of Facility:	Unsecured senior bridge facility (the “Facility”) consisting of bridge loans (the “Bridge Loans”) in an aggregate principal amount up to $1,020,000,000.

Use of Proceeds:	The proceeds of the Bridge Loans will be used to finance (a) the consummation of the MGE Acquisition and NEG Acquisition, and (b) the payment of fees and expenses incurred in connection with the Transactions.

Closing Date:	The date on which both the MGE Acquisition is consummated and the initial borrowing of the Bridge Loans is made (the “Closing Date”).

Availability:	The Facility will be available in up to 2 draws, 1 draw to finance the MGE Acquisition and 1 draw to finance the NEG Acquisition, in an aggregate amount up to the full amount of the Facility, provided that (i) the Borrower may not borrow under the Facility to finance the NEG Acquisition unless the MGE Acquisition has closed prior to or contemporaneously with the closing of the NEG Acquisition and (ii) if the Borrower closes the MGE Acquisition without any borrowings under the Facility, the Commitment shall be automatically reduced to zero.

Documentation:	The documentation for the Bridge Loans will include, among other items, a bridge loan agreement, guarantees and other appropriate documents (collectively, the “Financing Documentation”), all on terms consistent with this Term Sheet.

Ranking:	The Bridge Loans and the Guarantees (as defined below) thereof will be senior debt of the Borrower and the Guarantors (as defined below), pari passu with all other unsecured senior debt of the Borrower and the Guarantors.

Annex A –Bridge Facility Term Sheet

1

Guarantors:	The Facility will be guaranteed by any subsidiary of the Borrower which owns more than 10% of the consolidated assets of Borrower and its subsidiaries on or after the Closing Date (excluding Laclede Gas Company (and its subsidiaries, if any) and including, as applicable, the Acquired Businesses, but only to the extent not prohibited by the applicable regulatory authorities having jurisdiction over them) (each a “Guarantor”; and its guarantee is referred to herein as a “Guarantee”). The Borrower and the Guarantors are herein referred to collectively as the “Loan Parties” and each a “Loan Party.”

Security:	None.

Interest & Fees:	Interest rates and fees in connection with the Bridge Loans will be as specified in the Fee Letter and on Schedule I attached hereto.

Maturity:	The Bridge Loans will mature on the date (the “Maturity Date”) that is 364 days after the Closing Date.

Mandatory Prepayments/ Commitment Reductions:

The commitments in respect of the Facility shall be permanently reduced, and the aggregate amount of Bridge Loans outstanding under the Facility shall be prepaid, in an amount equal to (i) 100% of the net cash proceeds received by Borrower or any of its subsidiaries (including, prior to the Closing Date, either Acquired Business or any holding company created to directly own either Acquired Business) from all asset sales outside the ordinary course of business (including, without limitation, any assets of either Acquired Business) and other dispositions of property (including proceeds of insurance and condemnation proceeds to the extent not used or committed to be used for the restoration or repair of assets giving rise to the receipt of such proceeds within 180 days thereof), (ii) the aggregate amount of any decrease in the consideration payable in respect of the Acquisitions, and (iii) 100% of the Capital Markets Proceeds after the date of the Commitment Letter.

“Capital Markets Proceeds” means (x) all net cash proceeds from the issuance of additional equity interests (including, without limitation, common equity, preferred equity, equity-linked securities or other equity securities) in the Borrower or any of its subsidiaries to persons other than the Borrower and any of its subsidiaries and (y) all net cash proceeds from the issuance or incurrence of debt of the Borrower or any of its subsidiaries (including, prior to the Closing Date, either Acquired Business or any holding company created to directly own either Acquired Business) to persons other than the Borrower and any of its subsidiaries, in each case that are received by the Borrower or any of its subsidiaries (or any Acquired Business or holding company owner thereof) or funded into escrow pending the closing of the

Annex A –Bridge Facility Term Sheet

2

applicable Acquisition, other than any such net cash proceeds received from (i) the issuance or incurrence of debt under the Facility, the existing revolving credit facility for the Borrower dated as of July 18, 2011 (the “Existing Borrower Revolver”) and the existing revolving credit facility for Laclede Gas Company dated as of July 18, 2011 (the “Laclede Gas Revolver” and collectively with the Existing Borrower Revolver, the “Existing Senior Credit Agreements”); (ii) the issuance or incurrence of debt by the Borrower or any of its subsidiaries in the ordinary course of business, including from sale-leaseback or other lease transactions in an aggregate principal amount not to exceed $100,000,000 (it being understood that only up to $50,000,000 of such debt incurred by the Borrower shall be excluded); (iii) the issuance of commercial paper and similar short-term debt in the ordinary course of business; (iv) the closing and funding of an aggregate principal amount of $125,000,000 (the “Private Placement Debt”) of commitments made prior to September 30, 2012, to issue debt via private placement by Borrower and Laclede Gas Company; and (v) any issuance or sale of equity securities pursuant to any equity incentive plan, employee benefit or compensation plan of the Borrower or the Borrower’s dividend reinvestment plan.

Each such prepayment will be made together with accrued interest to the date of prepayment, but without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Optional Redemption:	The Bridge Loans may be prepaid at any time, in whole or in part, at the option of the Borrower, upon notice and in a minimum principal amount and in multiples to be agreed upon, at 100% of the principal amount of the Bridge Loans repaid, plus accrued fees and all accrued and unpaid interest and fees (including any breakage costs) to the date of the repayment on or related to the amount prepaid.

Conditions Precedent to Funding:	The funding of the Bridge Loans will be subject to satisfaction of the conditions precedent set forth in Section 3 of the Commitment Letter and in the Conditions Annex.

Annex A –Bridge Facility Term Sheet

3

Representations and Warranties:	The representations and warranties in the Financing Documentation will be made as of the date of each drawing of the Facility and based upon those found in the Existing Borrower Revolver (with such changes and additional representations and warranties as are appropriate for acquisitions structured similarly to the Transactions), including, without limitation, the following: corporate existence and power; corporate authorization; binding effect; governmental and third-party authorizations; litigation; taxes; subsidiaries; no material adverse effect; financial statements; non-contravention with charter documents and applicable law; no breach or default of any contractual obligation; no liens or security interests created or imposed; ERISA matters; margin regulations; Investment Company Act; labor relations; use of proceeds; full disclosure; solvency; status as senior debt; PATRIOT Act; OFAC; Foreign Corrupt Practices Act; and no default.

Affirmative Covenants:	The affirmative covenants in the Financing Documentation will be based upon those found in the Existing Borrower Revolver (with such changes and additional affirmative covenants as are appropriate for acquisitions structured similarly to the Transactions) including, without limitation, the following: financial reporting (including annual audited and quarterly unaudited financial statements (in each case, accompanied by covenant compliance certificates)); maintenance of existence, properties and insurance; compliance with laws and regulations (including environmental laws); notices of defaults, litigation and other material events; payment of obligations; maintenance of books and records; right of the Lenders to inspect property and books and records; obligation of future subsidiaries to guarantee the Facility, further assurances, and, in the event the Borrower does not deliver the Required Information (as defined in the Conditions Annex) on the Closing Date, an obligation to deliver the Required Information (in complete printed form) no later than the day 30 days after the Closing Date.

Negative Covenants	The negative covenants in the Financing Documentation will be based upon those found in the Existing Borrower Revolver (with such changes and additional negative covenants as are appropriate for acquisitions structured similarly to the Transactions) including, without limitation, the following: limitation on liens; limitations on the sale or discounting of any notes or accounts receivable or chattel paper generated from the sale of natural gas (with allowances for Company securitization facilities of up to $50 million); limitation on fundamental changes and asset sales and other dispositions; limitation on transactions with affiliates; limitations on changes in nature of business; limitations on investments and acquisitions; and limitations on restrictive agreements.

Financial Covenants	Maximum Debt to Capitalization Ratio: The Financing Documentation will contain a requirement that the Borrower maintain a maximum ratio of (i) consolidated total debt to (ii) the sum of consolidated total debt and consolidated net worth of the

Annex A –Bridge Facility Term Sheet

4

Borrower as follows: (A) the lesser of (x) the maximum debt to capitalization ratio in the Existing Borrower Revolver or (y) 0.725 to 1.0 through September 30, 2014, and (B) 0.70 to 1.0 thereafter.

Events of Default:	The events of default in the Financing Documentation will be based upon those found in the Existing Borrower Revolver (with such changes and additional events of default as are appropriate for acquisitions structured similarly to the Transactions) including, without limitation, the following: non-payment of obligations; inaccuracy of representation or warranty; non-performance of covenants and obligations; default on other material debt; default on the Existing Borrower Revolver or the Private Placement Debt; bankruptcy or insolvency; ERISA; material judgments; actual or asserted invalidity or unenforceability of the applicable credit agreement; or change in control.

Yield Protection and Increased Costs:	The Financing Documentation will contain cost and yield protection provisions that are substantially identical to those contained in the Existing Borrower Revolver (including with respect to the Dodd-Frank Act and the Basel III Accord).

Assignments and Participations:

Prior to the Closing Date, the Lenders will be permitted to assign commitments under the Facility with the consent of the Borrower, not to be unreasonably withheld or delayed; provided that such consent of the Borrower (x) shall not be required (i) if such assignment is made to another Lender under the Facility or an affiliate or approved fund of any such Lender or (ii) after the occurrence and during the continuance of a default or an event of default and (y) shall be deemed to have been given if the Borrower has not responded within five business days of a request for such consent. From the Closing Date, the Lenders will be permitted to assign loans under the Facility without the consent of the Borrower. Participations will be permitted without the consent of the Borrower or the Administrative Agent in minimum acceptable amounts.

No assignment or participation may be made to natural persons, the Borrower or any of its affiliates or subsidiaries.

Required Lenders:	On any date of determination, those Lenders (other than defaulting Lenders) who collectively hold more than 50% of the aggregate outstanding Bridge Loans and commitments under the Facility (the “Required Lenders”).

Amendments and Waivers:	Amendments and waivers of the provisions of the Financing Documentation will require the approval of the Required Lenders (subject to customary exceptions with respect to defaulting Lenders), except that (a) the consent of all Lenders directly adversely affected thereby will be required with respect to: (i) reductions of principal, interest or fees, (ii) extensions of scheduled maturities or times for payment and (iii) reductions in the voting percentages and (b) the consent of all Lenders will be required with

Annex A –Bridge Facility Term Sheet

5

respect to releases of all or substantially all of the value of the Guarantees (other than in connection with transactions permitted pursuant to the Financing Documentation).

Defaulting Lender:	The Financing Documentation shall contain defaulting Lender provisions substantially consistent with the corresponding provisions of the Existing Borrower Revolver.

Indemnification:	The Loan Parties will indemnify the Lead Arranger, the Administrative Agent, each of the Lenders and their respective affiliates, partners, directors, officers, agents and advisors and hold them harmless from and against all liabilities, damages, claims, costs and expenses (including reasonable fees, disbursements, settlement costs and other charges of counsel) relating to the Transactions or any transactions related thereto and the Borrower’s use of the loan proceeds; provided, that no indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from (x) such indemnitee’s own gross negligence, fraud or willful misconduct or (y) a claim brought by the Borrower or any other Loan Party against an indemnitee for breach in bad faith of such indemnitee’s obligations under the Financing Documentation, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. This indemnification shall survive and continue for the benefit of all such persons or entities.

Expenses:	The Loan Parties will reimburse the Lead Arranger and the Administrative Agent (and all Lenders in the case of enforcement costs and documentary taxes) for all reasonable out-of-pocket costs and expenses in connection with the syndication, negotiation, execution, delivery and administration of the Financing Documentation and any amendment or waiver with respect thereto (including, without limitation, reasonable fees and expenses of counsel thereto) whether or not the Bridge Loans are funded.

Governing Law and Forum:	New York.

Waiver of Jury Trial and Punitive and Consequential Damages:	All parties to the Financing Documentation waive the right to trial by jury and the right to claim punitive or consequential damages.

Counsel for the Lead Arranger and the Administrative Agent:	Robinson, Bradshaw & Hinson, P.A.

Annex A –Bridge Facility Term Sheet

6

SCHEDULE I TO ANNEX A

INTEREST AND FEES

Interest:

At the Borrower’s option, loans will bear interest based on the Base Rate or LIBOR Rate, as described below:

A.     Base Rate Option

Interest will be at the Base Rate plus the Applicable Margin (as described below). The “Base Rate” is defined as the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (b) the prime commercial lending rate of the Administrative Agent, as established from time to time at its principal U.S. office (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks) and (c) the LIBOR Rate (as defined below) for a one month Interest Period (as defined below) plus 1.0%. Interest shall be payable quarterly in arrears on the first day of each calendar quarter and (i) with respect to Base Rate Loans based on the Federal Funds Rate and the LIBOR Rate, shall be calculated on the basis of the actual number of days elapsed in a year of 360 days and (ii) with respect to any Base Rate Loans based on the prime commercial lending rate of the Administrative Agent, shall be calculated on the basis of the actual number of days elapsed in a year of 365/366 days. Any loan bearing interest at the Base Rate is referred to herein as a “Base Rate Loan”.

Base Rate Loans will be made on same day notice and will be in minimum amounts to be agreed upon.

B.     LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, or three months as selected by the Borrower and will be at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars plus the Applicable Margin (as described below). LIBOR will be determined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid on the last day of each Interest Period and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any). Any loan bearing interest at LIBOR (other than a Base Rate Loan for which interest is determined by reference to LIBOR) is referred to herein as a “LIBOR Rate Loan”.

LIBOR Rate Loans will be made on three business days’ prior notice and, in each case, will be in minimum amounts to be agreed upon.

Schedule I to Exhibit A –Bridge Facility Term Sheet

1

Default Interest:	(i) If all or a portion of the principal amount of any Bridge Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus 2%, and (ii) if all or a portion of any interest payable on any Bridge Loan or any fee or other amount payable under the credit agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

Applicable Margins:	The Applicable Margin for the Facility will be determined in accordance with the Pricing Grid set forth below; provided that the Applicable Margin for each ratings status shall permanently increase by 25 basis points on the 90th day after the Closing Date, and on each subsequent 90th day thereafter, in each case, if any Bridge Loan remains outstanding on such date.

Duration Fee:	The Borrower will pay to the Administrative Agent for the ratable benefit of the Lenders the following fees (the “Duration Fees”), calculated as a percentage of the aggregate amounts outstanding under the Facility on the following dates and payable on such dates if all Bridge Loans (if any) under the Facility have not been paid in full prior to such date:

Date	All Ratings Levels
90th day after the Closing Date	0.50%
180th day after the Closing Date	0.75%
270th day after the Closing Date	1.00%

Other Fees:	The Lead Arranger and the Administrative Agent will receive such other fees as will have been agreed in Fee Letter between them and the Borrower.

Pricing Grid:	The Applicable Margins with respect to the Facility shall be based on the Debt Rating (as defined below) pursuant to the following grid:

Pricing Level	Debt Rating	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
I	≥ A-/A3/A-	1.000%	0.000%
II	BBB+/Baa1/BBB+	1.125%	0.125%
III	≤BBB/Baa2/BBB	1.375%	0.375%

Schedule I to Exhibit A –Bridge Facility Term Sheet

2

“Debt Rating” means, with respect to the Borrower as of any date of determination, the rating as determined by either S&P, Fitch or Moody’s of the Borrower’s senior unsecured non-credit enhanced long-term indebtedness; provided, that (i) if the debt ratings of Borrower associated with the applicable Pricing Level are higher than the applicable debt ratings of Laclede Gas Company associated with the applicable pricing level set forth in its existing loan agreement dated as of July 18, 2011 (the “Laclede Gas Loan Agreement”), then the applicable Pricing Level shall be determined by reference to the applicable debt ratings of Laclede Gas Company associated with the applicable pricing level in the Laclede Gas Loan Agreement notwithstanding the actual Debt Rating of the Borrower, (ii) if the Borrower does not have a Debt Rating available, then the applicable Pricing Level will be determined by reference to the Borrower’s issuer credit rating assigned to the Borrower by S&P, issuer default rating assigned to Borrower by Fitch or the issuer rating assigned to Borrower by Moody’s as applicable. If at any time there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings, and (ii) if at any time there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that the Borrower shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and the Borrower is split-rated and the Debt Ratings differential is one level, the higher Debt Rating will apply and if the Ratings differential is two levels, Pricing Level II will apply. If at any time the Borrower does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level shall be set at Pricing Level III.

Schedule I to Exhibit A –Bridge Facility Term Sheet

3

ANNEX B

CONDITIONS ANNEX

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex is attached

Closing and the making of each extension of credit under the Facility will be subject to the satisfaction of the following conditions precedent, in addition to the conditions expressly set forth in the Commitment Letter and the Term Sheet:

(a) (i) Financing Documentation reflecting, and consistent with, the terms and conditions set forth herein, in the Term Sheet and in the Fee Letter and otherwise reasonably satisfactory to the Borrower and the Lenders, will have been executed and delivered, (ii) the Administrative Agent and the Lead Arranger will have received such customary legal opinions (including, without limitation, opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent) which such opinions shall permit reliance by permitted assigns of each of the Administrative Agent and the Lenders, and documents and other instruments as are customary for transactions of this type including, without limitation, a certificate of the chief financial officer of the Borrower as to the solvency of the Borrower and its subsidiaries, on a consolidated basis, after giving effect to each element of the Transactions, and (iii) all governmental and third party consents required by the applicable Acquisition Agreement and all equityholder and board of director (or comparable entity management body) authorizations which are required by law to effectuate the consummation of such Acquisition shall have been obtained by the Borrower and shall be in full force and effect.

(b) (i) Except as disclosed in filings with the Securities and Exchange Commission prior to December 14, 2012 (but excluding any statement therein that is a risk factor or cautionary, predictive or forward-looking in nature), since September 30, 2012, and with respect to the applicable Acquired Business, as set forth in the Schedules to the applicable Acquisition Agreement, there shall not have occurred any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the properties, assets, liabilities, business, operations, or financial condition of the Borrower and its subsidiaries (including the applicable Acquired Business) taken as a whole; and (ii) since December 31, 2011, there shall not have occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect as such term is defined under the applicable Acquisition Agreement.

(c) The Lead Arranger will have received, in form and substance reasonably satisfactory to the Lead Arranger, (i) copies of documentation for the applicable Acquisition and other aspects of the Transactions, including the applicable Acquisition Agreement and all exhibits and schedules thereto, and (ii) evidence of all consents and approvals required pursuant to the terms of such Acquisition Agreement, including the consent of the board of directors of the Seller. Such Acquisition will have been consummated in accordance with the terms and conditions of the applicable Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders (as reasonably determined by the Lead Arranger) unless approved by the Lead Arranger (which approval shall not be unreasonably withheld, conditioned or delayed), it being understood and agreed that, without limiting the generality of the foregoing, any change in Acquisition consideration (other than any purchase price adjustment expressly provided in the applicable Acquisition Agreement or a decrease of less than 15% in the aggregate that is applied on a dollar-for-dollar basis to reduce the Facility) shall be deemed to be a modification which is materially adverse to the Lenders. For funding of the NEG Acquisition only, the MGE Acquisition shall have closed or will close contemporaneously with the NEG Acquisition.

Annex B– Conditions Annex

1

(d) All representations and warranties set forth in (i) the applicable Acquisition Agreement, subject to the terms of Section 3(b)(i)(A) of the Commitment Letter, shall be true and correct such that the conditions to closing set forth in the applicable Acquisition Agreement are satisfied with respect thereto, and (ii) the Specified Representations shall be true and correct in all material respects (except any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)).

(e) No default or event of default exists under any Financing Documentation immediately prior to or after the making of any Bridge Loan (other than an event of default arising from a breach of a representation or warranty that is not a Specified Representation).

(f) After the date hereof and until the completion of a Successful Syndication, none of the Borrower, nor any of its subsidiaries shall have announced, offered, arranged, syndicated or issued any debt securities (including convertible securities) or bank financing (other than the Facility, the Permanent Financing, the issuance of commercial paper and similar short-term debt and any other financing in the ordinary course of business) without our prior written consent.

(g) The Lead Arranger will have received, in form and substance reasonably satisfactory to the Lead Arranger, (i) copies of satisfactory audited consolidated financial statements for the Borrower and its subsidiaries for the three fiscal years most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available, (ii) copies of satisfactory audited consolidated financial statements for each Acquired Business for the three fiscal years most recently ended for which financial statements are available to the extent they are available prior to the Closing Date (it being understood and agreed that the Borrower is under no obligation to conduct an audit of such Acquired Business to the extent such audited financial statements are not available and not required by applicable law) and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available, (iii) pro forma consolidated financial statements for the Borrower and its subsidiaries for the four-quarter period most recently ended prior to the applicable date of borrowing for which financial statements are available giving pro forma effect to the Acquisition being funded and the other Transactions consummated on such date (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and all other rules and regulations of the SEC under such Securities Act, and including other adjustments reasonably acceptable to the Lead Arranger) and a pro forma balance sheet of the Borrower and its subsidiaries as of the applicable date of borrowing giving pro forma effect to the Acquisition being funded and the other Transactions consummated on such date and (iv) projections prepared by management of consolidated balance sheets, income statements and cashflow statements of the Borrower and its subsidiaries, on an annual basis for the first year after the applicable date of borrowing (and which will not be inconsistent with information provided to the Lead Arranger prior to the delivery of the Commitment Letter).

(h) The Lead Arranger shall have received, to the extent requested by the Lead Arranger or any Lender at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(i) All fees and expenses then due and payable to the Lenders, the Lead Arranger, the Administrative Agent and counsel to the Lead Arranger and the Administrative Agent (which fees and expenses shall have been invoiced at least two business days prior to the applicable date of borrowing) will have been paid.

Annex B– Conditions Annex

2

(j) One or more investment banks satisfactory to the Borrower and the Lead Arranger (collectively, the “Investment Bank”) shall have been engaged to publicly sell or privately place the Permanent Financing.

(k) The Borrower shall have provided to the Investment Bank and the Lead Arranger, in each case in form and substance reasonably satisfactory to the Investment Bank and the Lead Arranger, (i) a substantially final draft preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, an “Offering Document”) suitable for use in a customary road show relating to the issuance of the Permanent Financing and offering of the Permanent Financing, which contains all financial statements and other data and information to be included therein to comply with customary practices and all securities regulations applicable to the offering of the Permanent Financing; (ii) a substantially final draft comfort letter provided by the independent accountants of the Borrower and the applicable Acquired Business, in usual and customary form (including satisfying the requirements of SAS 72/AU 634), covering such matters as would be customarily included in such accountants’ comfort letters provided to an underwriter in an offering of the Permanent Financing registered under the Securities Act of 1933 (the “Securities Act”), including, without limitation, coverage of both the financial statements of the Borrower and the applicable Acquired Business (provided that Borrower is under no obligation to conduct an audit of the Acquired Business to the extent such audited financial statements would not be required if the offering of the Permanent Financing were registered under the Securities Act), as well as financial data derived from the books and records of the Borrower and the applicable Acquired Business included in such Offering Document; (iii) a substantially final draft of a consent from the independent accountants of the Borrower and the applicable Acquired Business to the inclusion of the audited financial statements of the Borrower and such Acquired Business (subject to the foregoing proviso) in the Offering Document, as well as the cooperation of the independent public accountants in preparing the Offering Document, including participating in standard due diligence in connection therewith and cooperating in the preparation of the pro forma financials for the Acquisition; and (iv) substantially final drafts of such legal opinions as are customarily provided in connection with the offering of the Permanent Financing. Notwithstanding anything to the contrary contained in the preceding sentence, in the event the Borrower fails to deliver the Offering Documents and/or all financial and other information referred to in the preceding sentence (collectively, the “Required Information”) as of the Closing Date, but (i) in the reasonable determination of the Lead Arranger, the Borrower has made all commercially reasonable efforts to provide the Required Information and (ii) such failure to provide the Required Information is not due to any act or failure to act by the Company or any of its affiliates, employees, legal counsel, independent auditors, advisors or other representatives, then (without limitation of the obligation of the Borrower to provide the Required Information which shall be an affirmative covenant in the Financing Documentation) this condition shall be deemed satisfied.

(l) After giving effect to the Transactions, including each funding of this Facility, the Borrower and its subsidiaries shall have available for liquidity (A) unfunded revolving commitments available for borrowing plus (B) unrestricted cash and cash equivalents on hand in an aggregate amount, in the case of (A) plus (B), equal to no less than $450.0 million.

Annex B– Conditions Annex

3